Exhibit 5.1

June 18, 2020.

OrthoPediatrics Corp.

2850 Frontier Drive

Warsaw, Indiana 46582

Re:	Registration Statement on Form S-3 (File No. 333-237177)

Ladies and Gentlemen:

We have acted as special counsel to OrthoPediatrics Corp., a Delaware corporation (the “Company”), in connection with the sale and issuance of up to 1,600,000 shares of the Company’s common stock, par value $0.00025 per share (the “Shares”). The Shares are being offered pursuant to the Registration Statement on Form S-3 (File No. 333-237177) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) and declared effective March 27, 2020, including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (together, the “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the Registration Statement, including the Base Prospectus, and Prospectus Supplement, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect. For purposes of the opinions contained herein, we have assumed with respect to all documents examined by us the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or telefacsimile copies. We also have assumed with respect to all documents examined by us which contained facsimile signatures that such signatures were the original signature of the party and have the same force and effect as an original signature. In addition, in making our examination of the documents related to the subject matter hereof and the documents described herein which have been executed by parties other than the Company, we have assumed that all such other parties had the power to enter into and perform all obligations thereunder, that all such other parties were duly authorized by all requisite action to execute, deliver and perform their respective obligations thereunder, that all signatories on all such documents were duly qualified and incumbent parties with the proper authority to execute all such documents, and the due execution and delivery of all such documents and the validity, binding effect and enforceability of all such documents on such other parties in accordance with their respective terms.

As to any facts material to our opinion which we did not independently establish or verify, we have been furnished with and have relied upon certificates of officers and other representatives of the Company.

2700 Market Tower, 10 West Market Street
Indianapolis, IN 46204

OrthoPediatrics Corp.

June 18, 2020

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold pursuant to that certain Underwriting Agreement by and among the Company and Piper Sandler & Co. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters listed in Schedule I attached thereto, dated June 17, 2020, in accordance with the Registration Statement, including the Base Prospectus, and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K and the references to our name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons Bingham Greenebaum LLP

Dentons Bingham Greenebaum LLP